Exhibit 8.2

             , 2016

Gridsum Holding Inc.

Jade Palace Hotel Office Building, 8th Floor

76 Zhichun Road

Haidian District, Beijing 100086

People’s Republic of China

(86-10) 8261-9988

Re:  Gridsum Holding Inc.

In connection with the public offering of Ordinary Shares, par value US$0.001 per share, of Gridsum Holding Inc., a Cayman Islands company (the “Company”), pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed by the Company with the Securities and Exchange Commission on                         (Registration No. 333-                 ) (as so filed and as amended, the “Registration Statement”), you have requested our opinion concerning the accuracy of certain statements set forth under the heading, “Taxation — Material United States Federal Income Tax Considerations,” in the prospectus (the “Prospectus”) included in the Registration Statement.

In connection with rendering the opinion set forth herein, we have examined and relied on the factual statements and representations of the Company concerning its business, properties and governing documents as set forth in the Registration Statement. We also have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents. In addition, in rendering this opinion we have assumed the truth, completeness and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

Based on the facts, assumptions and representations described above and subject to the limitations set forth herein and in the Registration Statement, the statements set forth under the heading “Taxation — Material United States Federal Income Tax Considerations” in the Prospectus, insofar as such statements constitute matters of law or legal conclusions with respect thereto, constitute the opinion of Fenwick & West LLP as of the date hereof as to the material U.S. federal income tax consequences to U.S. Holders (as defined therein) of the ownership and disposition of the Company’s Ordinary Shares.

We express no opinion other than the opinion expressly set forth herein.

Our opinion is not binding on the Internal Revenue Service (the “IRS”). There can be no assurance that our opinion will be accepted by the IRS or, if challenged, by a court. Our opinion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and administrative and judicial interpretations of the Code and the U.S. Treasury Regulations, all as currently in effect as of the date of this opinion letter, and all subject to differing interpretations or change, possibly on a retroactive basis. Changes in applicable law could cause the U.S. federal income tax consequences of owning and disposing of the Company’s Ordinary Shares to differ materially and adversely from the consequences described in the Prospectus and could render the tax discussion in the Prospectus incorrect or incomplete. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, could affect our opinion set forth herein.

This opinion is furnished solely in connection with the Registration Statement and may not be relied on or used for any other purpose without our prior written consent, provided, however, that it may be relied on by persons entitled to rely on it pursuant to applicable provisions of federal securities laws. This opinion letter presents our opinion only as of the date hereof, and we undertake no obligation to update this opinion letter or to notify any person of any changes in facts, circumstances or applicable law.

We hereby consent to the inclusion of this opinion as Exhibit 8.2 to the Registration Statement and to the references to our firm under the captions “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

FENWICK & WEST LLP